Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Access National Corporation ("Access") and Middleburg Financial Corporation ("Middleburg"), and give effect to the acquisition by Access of Middleburg using the acquisition method of accounting, including pro forma assumptions and adjustments related to the acquisition, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet and income statement give effect to the merger as if the transaction had occurred on December 31, 2016 and January 1, 2016, respectively.

Under the acquisition method of accounting, the assets and liabilities of Middleburg are recorded by Access at their respective fair values as of the date the merger was completed, April 1, 2017. These unaudited pro forma condensed combined financial statements reflect the merger based upon estimated preliminary acquisition accounting adjustments. Actual adjustments are made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

In connection with the plan to integrate the operations of Middleburg, Access will incur nonrecurring charges, such as costs associated with systems implementation, severance, professional fees and other costs directly related to the merger. Such merger-related after-tax expenses for Access will be recorded in results of operations in the period in which they are incurred. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities that have not already been incurred, resulting from the transaction, as they are nonrecurring in nature. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the merger and integration of Access and Middleburg or any anticipated disposition of assets or prepayment of liabilities that may result from such merger and integration. The actual final amounts recorded may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of material and significant information becoming known that was previously not expected or known; and changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Middleburg acquisition been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements; Access' separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Access' Annual Report on Form 10-K for the year ended December 31, 2016; Middleburg’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Middleburg’s Annual Report on Form 10-K for the year ended December 31, 2016; and other information pertaining to Access and Middleburg contained in previous Securities and Exchange Commission filings.

Access and Middleburg
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of December 31, 2016
(Dollars in thousands)

	Access (As Reported)	Middleburg (As Reported)	Merger Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$9,186	$6,989	$—		$16,175
Interest-bearing balances and federal funds sold	81,873	21,555	(11,285)	(a)	92,143
Total cash and cash equivalents	91,059	28,544	(11,285)		108,318
Investment securities:
Available-for-sale, at fair value	194,090	301,567	—		495,657
Held-to-maturity, at amortized cost	9,200	10,683	(588)	(b)	19,295
Total investment securities	203,290	312,250	(588)		514,952
Restricted stock, at amortized cost	10,092	4,542	—		14,634
Loans held for sale, at fair value	35,676	—	—		35,676
Loans	1,049,698	860,097	(22,125)	(c)	1,887,670
Allowance for loan losses	(16,008)	(11,404)	11,404	(d)	(16,008)
Net loans	1,033,690	848,693	(10,721)		1,871,662
Premises, equipment and land, net	7,084	19,021	5,328	(e)	31,433
Goodwill and other identified intangibles, net	1,833	3,465	147,983	(f)	153,281
Other real estate owned	—	5,073	—		5,073
Bank-owned life insurance policies	26,350	23,925	—		50,275
Other assets	21,634	27,130	(2,357)	(g)	46,407
TOTAL ASSETS	$1,430,708	$1,272,643	$128,360		$2,831,711
LIABILITIES AND EQUITY
Liabilities
Deposits:
Noninterest-bearing demand	$362,036	$248,567	$—		$610,603
Interest-bearing	692,291	804,491	1,106	(h)	1,497,888
Total deposits	1,054,327	1,053,058	1,106		2,108,491
Short-term borrowings	186,009	34,864	—		220,873
Long-term borrowings	60,000	39,500	28	(i)	99,528
Subordinated notes	—	5,155	(1,592)	(i)	3,563
Other liabilities	9,842	13,387	—		23,229
TOTAL LIABILITIES	1,310,178	1,145,964	(458)		2,455,684
Shareholders’ Equity
Common stock	8,881	17,636	(9,626)	(j)(k)	16,891
Additional paid in capital	21,779	45,688	213,084	(j)(k)	280,551
Retained earnings	91,439	64,755	(76,040)	(a)(j)	80,154
Accumulated other comprehensive loss, net	(1,569)	(1,400)	1,400	(j)	(1,569)
TOTAL SHAREHOLDERS’ EQUITY	120,530	126,679	128,818		376,027
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,430,708	$1,272,643	$128,360		$2,831,711
See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Access and Middleburg
Unaudited Pro Forma Condensed Combined Consolidated Statements of Income
For the Year Ended December 31, 2016
(Dollars in thousands, except for share and per share amounts)

	Access (As Reported)	Middleburg (As Reported)	Merger Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$45,639	$33,795	$4,945	(l)	$84,379
Other interest income	4,376	9,580	—		13,956
Total interest and dividend income	50,015	43,375	4,945		98,335
Interest expense:
Interest on deposits	5,150	3,535	(1,106)	(r)	7,579
Other interest expense	1,154	889	170	(m)	2,213
Total interest expense	6,304	4,424	(936)		9,792
Net interest income	43,711	38,951	5,881		88,543
Provision for loan losses	2,120	1,853	—		3,973
Net interest income after provision for loan losses	41,591	37,098	5,881		84,570
Noninterest income:
Service charges on deposit accounts	971	1,154	—		2,125
Gains on sales of loans held for sale	25,164	32	—		25,196
Trust services income	—	4,643	—		4,643
Other operating income	5,668	4,909	—		10,577
Total noninterest income	31,803	10,738	—		42,541
Noninterest expenses:
Salaries and benefits	31,778	18,757	—		50,535
Occupancy and equipment	3,044	4,881	133	(n)	8,058
Other operating expenses	12,968	13,321	39	(o)(s)	26,328
Total noninterest expenses	47,790	36,959	172		84,921
Income before income taxes	25,604	10,877	5,709		42,190
Income tax expense	9,200	2,813	2,617	(p)	14,630
Net income	$16,404	$8,064	$3,092		$27,560
Earnings per share:
Basic	$1.55	$1.13			$1.37
Diluted	$1.54	$1.13			$1.36
Weighted average common shares outstanding, basic	10,586,394	7,107,403	2,355,393	(q)	20,049,190
Weighted average common shares outstanding, diluted	10,677,561	7,150,890	2,369,805	(q)	20,198,256
See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTE A – BASIS OF PRESENTATION

On October 21, 2016, Access entered into the merger agreement with Middleburg. The merger agreement provides that at the effective date of the merger, each outstanding share of common stock of Middleburg will be converted into the right to receive 1.3314 shares of Access common stock, par value $0.835 per share.
The unaudited pro forma condensed combined financial information of Access’ financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with Middleburg was consummated on January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of income and on December 31, 2016 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.
The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.
The pro forma financial information includes estimated adjustments to record the assets and liabilities of Middleburg at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of Middleburg’s tangible, and identifiable intangible, assets and liabilities as of the effective date of the merger.

In connection with the merger and the plan to integrate the operations of Access and Middleburg following the completion of the merger, Access and Middleburg anticipate that nonrecurring charges, such as systems conversion costs, legal, investment banking and accounting fees, fees paid to regulatory agencies, severance costs, and other merger-related costs will be incurred. Access also anticipates that as a result of the integration following the completion of the merger, there will be certain cost savings resulting from the integration of the operations of the banks. The unaudited pro forma condensed combined consolidated statements of income do not include the effects of the costs associated with any nonrecurring charges or integration activities resulting from the merger, as they are nonrecurring in nature and not factually supportable at this time. In addition, the unaudited pro forma condensed combined consolidated financial information does not include any expected cost savings to be realized as a result of the merger. However, these charges and savings will affect the statement of income of the surviving company following the completion of the merger and in the period(s) in which they are recorded and/or realized. The unaudited pro forma condensed combined consolidated balance sheet does include a pro forma adjustment to reduce cash and shareholders’ equity to reflect the payment of certain anticipated merger and integration costs, including amounts paid for systems conversion costs, legal, investment banking and accounting fees, fees paid to regulatory agencies, severance costs, and other merger-related costs.

NOTE B – PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates, and assumptions. Subsequent to the completion of the merger, Access will engage an independent third party valuation firm to determine the fair value of the assets acquired and liabilities assumed which could significantly change the amount of the estimated fair values used in the pro forma financial information presented.

(a)
Adjustment reflects $2.3 million to be paid to Middleburg’s executive officers in connection with change in control arrangements and $485 thousand to be paid to holders of in-the-money Middleburg stock options. Additionally, it is assumed that cash and cash equivalents will be used to pay $2.6 million for after tax one-time merger expenses of Middleburg and $6.7 million for after tax one-time merger expenses of Access.

(b)	Estimated fair value adjustment on securities held-to-maturity at current market pricing.

(c)
A fair value adjustment was recorded to Middleburg’s outstanding loan portfolio. This fair value adjustment consists of an adjustment to record the estimated fair value premium of $375 thousand to reflect differences in interest rates as well as a fair value mark for credit deterioration of the acquired portfolio in the amount of $22.5 million which represented a mark of 2.6% on Middleburg’s outstanding loan portfolio. Of the $22.5 million credit mark, approximately $11.9 million is estimated to be an accretable adjustment. In order to determine the adjustment related to credit deterioration, Access engaged an independent third party loan review team to review and perform analytics on Middleburg’s loan portfolio.

(d)
Elimination of Middleburg’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.

(e)	Estimated fair value adjustment on premises, equipment and land acquired.

(f)
Elimination of Middleburg’s goodwill and other intangibles ($3.5 million), addition of $11.6 million related to the core deposit intangible (representing a 1.2% premium on Middleburg’s core deposits based on current market data for similar transactions) plus the addition of goodwill generated as a result of the total purchase price and the fair value of assets acquired exceeding the fair value of liabilities assumed ($139.9 million).

(g)
Adjustment for deferred taxes associated with the adjustments to record the assets and liabilities of Middleburg at fair value based on Access’ statutory rate of 35% as well as adjust for the conversion of Middleburg’s existing deferred tax asset from a 34% effective tax rate to Access’ 35% tax rate.

(h)	Estimated fair value adjustment on deposits at current market rates and spreads for similar products.

(i)	Estimated fair value adjustment on long-term borrowings at current market rates and spreads for similar products.

(j)	Elimination of Middleburg’s shareholders’ equity representing conversion of all of Middleburg’s common shares into Access common shares.

(k)
Recognition of the equity portion of the merger consideration. The adjustment to common stock represents the $0.835 par value of Access’ common stock issued to effect the transaction. The adjustment to surplus represents the amount of equity consideration above the par value of Access’ common stock issued.

(l)	Represents the net amortization and accretion on acquired loans assuming the merger closed on January 1, 2016 (see Note D).

(m)
Represents net discount accretion on borrowings assumed as part of the merger assuming the merger closed on January 1, 2016 (see Note D). Discount on trust preferred capital notes will be accreted over nine years using the straight-line method. Premium on other long-term borrowings will be amortized over four years using the straight-line method.

(n)	Represents amortization of the fair value adjustment to premises and equipment assuming the merger closed on January 1, 2016 (see Note D).

(o)	Represents amortization of core deposit premium assuming the merger closed on January 1, 2016 (see Note D). Premium will be amortized over nine years using the sum-of-years digits method.

(p)	Income tax expense calculated using a 35% tax rate after consideration of $1,769 thousand in nondeductible merger related expenses.

(q)	Weighted average basic and diluted shares outstanding were adjusted to effect the transaction.

(r)	Represents accretion on deposits assumed as part of the merger assuming the merger closed on January 1, 2016 (see Note D).

(s)	Represents reversal of merger expenses previously recorded during 2016 by Access totaling $984 thousand and by Middleburg of $1.3 million.

NOTE C – PRO FORMA ALLOCATION OF PURCHASE PRICE

The following table shows the pro forma allocation of the consideration paid for Middleburg’s common equity to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction (unaudited, dollars in thousands):

Purchase price:
Fair value of Access common shares to be issued for 7,205,066 Middleburg common shares		$266,297
Cash consideration for Middleburg options		485
Total pro forma purchase price		$266,782
Fair value of assets acquired:
Cash and cash equivalents	$28,544
Securities available for sale	301,567
Securities held to maturity	10,095
Restricted stock, at cost	4,542
Net loans	837,972
Bank premises and equipment	24,349
OREO	5,073
Core deposit intangible	11,558
Bank-owned life insurance policies	23,925
Other assets	24,773
Total assets	1,272,398
Fair value of liabilities assumed:
Deposits	1,054,164
Securities sold under agreements to repurchase	34,864
Other short-term borrowings	39,528
Long-term borrowings	3,563
Other liabilities	13,387
Total liabilities	1,145,506
Net assets acquired		$126,892
Preliminary proforma goodwill		$139,890

NOTE D – ESTIMATED AMORTIZATION/ACCRETION OF ACQUISITION ACCOUNTING ADJUSTMENTS

The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma combined financial statements on the future pre-tax net income of Access after the merger with Middleburg (unaudited, dollars in thousands):

	Accretion (Amortization) For the Years Ended December 31,
	2016	2017	2018	2019	Thereafter	Total
Loans	$4,945	$1,610	$1,265	$1,150	$2,530	$11,500
Premises, equipment and land	(133)	(133)	(133)	(133)	(4,796)	(5,328)
Deposits	1,106	—	—	—	—	1,106
Borrowings	(170)	(170)	(170)	(170)	(884)	(1,564)
Core deposit intangible	(2,312)	(2,055)	(1,798)	(1,541)	(3,852)	(11,558)
The actual effect of acquisition accounting adjustments on the future pre-tax income of Access will differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

NOTE E – ESTIMATED COST SAVINGS AND MERGER – RELATED COSTS

Estimated cost savings, expected to approximate 32% of Middleburg’s annualized pre-tax noninterest expenses, are excluded from the pro forma analysis. Cost savings are estimated to be realized at 65% in the first year after acquisition and 100% in subsequent years. In addition, estimated merger-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and not indicative of what historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger-related costs are estimated to be approximately $9.3 million, after-tax.